As filed with the Securities and
Exchange Commission on June 19, 2000                     Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             INFOWAVE SOFTWARE, INC.
            --------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


   British Columbia, Canada                               98-0183915
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or organization)

                        Suite 200, 4664 Lougheed Highway
                            Burnaby, British Columbia
                                 Canada V5C 5T5
                   ------------------------------------------
                    (Address of Principal Executive Offices)


                    Infowave Software, Inc. Stock Option Plan
                   ------------------------------------------
                            (Full title of the plan)

                                  CT Corporation System
                                      1633 Broadway
                                   New York, NY 10019
                   ------------------------------------------
                     (Name and address of agent for service)

                                 (212) 664-1666
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of Each Class of               Amount to             Proposed Maximum               Proposed Maximum             Amount of
Securities to be Registered(1)     be Registered    Offering Price Per Share(2)(3)  Aggregate Offering Price(3)  Registration Fee(2)
 -----------------------------------------------------------------------------------------------------------------------------------
Common Shares                      1,067,038 shares           US$10.51                   US$11,214,569.38            US$2,960.65

====================================================================================================================================

(1) Common Shares, without par value, offered by the Company pursuant to the Plan described herein.
(2) The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and (h) based on the average high and low prices for the Registrant's common shares on June 14, 2000, as quoted on the Toronto Stock Exchange, which was Cdn.$15.45 per share.
(3) U.S. dollar amounts are calculated based on the noon buying rate in New York City for cable transfers payable in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on June 14, 2000. On such date the noon buying rate was Cdn.$1.00 =US$.6805.
================================================================================

This registration statement on Form S-8 registers common shares, without par value, of Infowave Software, Inc. (the "Registrant") to be issued pursuant to the exercise of options or rights granted under the Registrant's Stock Option Plan.

     PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                        REGISTRATION OF ADDITIONAL SHARES

     Pursuant to General Instruction E, this Registration Statement on Form S-8 is filed by Infowave Software, Inc. (the "Registrant") to register additional shares under the Infowave Software, Inc. Stock Option Plan (the "Plan") covered by the Registrant's Registration Statement on Form S-8 (No. 333-11260), as amended. The additional securities are to be issued pursuant to an amendment to the Plan approved by the Registrant's Board of Directors on May 1, 2000 and by the Registrant's Shareholders on June 5, 2000. Portions of Registration Statement No. 333-11260 are incorporated herein by reference.

Item 8.  Exhibits.

Exhibit
Number          Description
------          -----------
 4.1            The Infowave Software, Inc. Stock Option Plan, as amended

 5.1            Opinion of Blake, Cassels and Graydon LLP

23.1            Consent of KPMG LLP

23.2            Consent of Blake, Cassels and Graydon LLP
                  (Included in Exhibit 5.1)

24.1            Powers of Attorney (included on the signature pages to the
                  Registration Statement)

                               SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada, on June 12, 2000.

                                  INFOWAVE SOFTWARE, INC.


                                  By:  /s/ JIM MCINTOSH
                                      ------------------------------------------
                                      Jim McIntosh
                                      President and Chief Executive Officer

                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Jim McIntosh, Todd Carter and Morgan Sturdy, or any of them, his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

  Signature                    Title                                   Date
  ---------                    -----                                   ----


/s/ JIM MCINTOSH            President, Chief Executive Officer    June 12, 2000
----------------------      and a Director
Jim McIntosh


/s/ TODD CARTER             Chief Financial Officer               June 12, 2000
----------------------
Todd Carter


/s/ SCOT LAND              Director                               June 12, 2000
----------------------
Scot Land


/s/ DAVID NEALE             Director                              June 12, 2000
----------------------
David Neale


/s/ MORGAN STURDY            Director                             June 12, 2000
----------------------
Morgan Sturdy


/s/ DAVID WEDGE             Director                              June 12, 2000
----------------------
David Wedge

                            AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of Infowave Software, Inc. in the United States on June 12, 2000.

                                    By:  /s/ SCOT LAND
                                         ------------------------------------
                                         Scot Land

                                  EXHIBIT INDEX

Exhibit
Number          Description
------          -----------
 4.1            The Infowave Software, Inc. Stock Option Plan, as amended

 5.1            Opinion of Blake, Cassels and Graydon LLP

23.1            Consent of KPMG LLP

23.2            Consent of Blake, Cassels and Graydon LLP
                  (Included in Exhibit 5.1)

24.1            Powers of Attorney (included on the signature pages to the
                  Registration Statement)